                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-12


                   American Business Financial Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


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    (2) Aggregate number of securities to which transaction applies:


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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:


    ----------------------------------------------------------------------------


    (5) Total fee paid:

    ----------------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:


    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:


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    (3) Filing Party:


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    (4) Date Filed:


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                                       2

                              [LETTERHEAD OF ABFS]





Dear Stockholder:

         You are cordially invited to attend the Special Meeting of Stockholders of American Business Financial Services, Inc. (the "Company" or "ABFS") which will be held on June 29, 2004, at 10:00 A.M. (Eastern Daylight Savings Time) at the offices of ABFS, The Wanamaker Building, 100 Penn Square East, Philadelphia, PA 19107. The official notice of the Special Meeting together with a proxy statement and form of proxy are enclosed. Please give this information your careful attention.

         Stockholders are being asked to approve a proposal to issue shares of 10.0% Series A convertible preferred stock in connection with the exchange offer described below and shares of common stock issuable upon the conversion of 10.0% Series A convertible preferred stock. The Company's board of directors is submitting the foregoing proposal to stockholders for their approval in connection with the Company's offer to exchange up to $60,000,000 in the aggregate principal amount of senior collateralized subordinated notes and/or up to 120,000,000 shares of 10.0% Series A convertible preferred stock for up to $120,000,000 in the aggregate principal amount of investment notes issued prior to November 1, 2003, as more fully described in the accompanying proxy statement.

         Whether or not you expect to attend the Special Meeting in person, it is important that your shares be voted at the Special Meeting. I urge you to specify your choices by marking the enclosed proxy and returning it promptly.

                                        Sincerely,



                                        Anthony J. Santilli
                                        Chairman and Chief Executive Officer

                   American Business Financial Services, Inc.
                             The Wanamaker Building
                              100 Penn Square East
                             Philadelphia, PA 19107

                           ---------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            to be held June 29, 2004

TO OUR STOCKHOLDERS:

         Notice is hereby given that the Special Meeting of Stockholders (the "Special Meeting") of American Business Financial Services, Inc. (the "Company" or "ABFS") will be held on June 29, 2004 at 10:00 A.M. (Eastern Daylight Savings
Time), at the offices of ABFS, The Wanamaker Building, 100 Penn Square East, Philadelphia, PA 19107 for the following purposes:

         1. to approve a proposal to issue shares of 10.0% Series A convertible preferred stock in connection with the exchange offer and shares of common stock issuable upon the conversion of 10.0% Senior A convertible preferred stock, as more fully described in the accompanying proxy statement; and

         2. to act upon such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

         The Board of Directors is not aware of any other business to come before the Special Meeting.

         The Board has fixed May 5, 2004 as the record date for the determination of stockholders entitled to vote at the Special Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY.

         A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                  By Order of the Board of Directors,


                                  Stephen M. Giroux
                                  Secretary

Philadelphia, Pennsylvania
May 21, 2004

                   American Business Financial Services, Inc.
                             The Wanamaker Building
                              100 Penn Square East
                             Philadelphia, PA 19107

                           ---------------------------

                                 PROXY STATEMENT

                          ----------------------------

         The accompanying proxy is solicited by and on behalf of the Board of Directors of American Business Financial Services, Inc. (the "Company" or "ABFS") for use at the Special Meeting of Stockholders (the "Special Meeting") to be held on June 29, 2004 at 10:00 A.M. (Eastern Daylight Savings Time) at the offices of ABFS, The Wanamaker Building, 100 Penn Square East, Philadelphia, PA 19107 and at any postponement or adjournment thereof. The approximate date on which this proxy statement and the accompanying form of proxy will first be sent or given to stockholders is May 21, 2004.

         Sending in a signed proxy will not affect the stockholder's right to attend the Special Meeting and vote in person since the proxy is revocable. Any stockholder giving a proxy has the power to revoke it by, among other methods, delivering a later dated proxy or giving written notice to the Secretary of ABFS at any time before the proxy is exercised.

         The expense of the proxy solicitation will be borne by ABFS. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of ABFS and its subsidiaries without additional compensation. Upon request by brokers, dealers, banks or voting trustees, or their nominees who are record holders of the Company's common stock, par value $0.001 per share ("Common Stock"), ABFS is required to pay the reasonable expenses incurred by such record holders for mailing proxy materials and annual stockholder reports to any beneficial owners of Common Stock.

         A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Common Stock for (i) the proposal to issue shares of 10.0% Series A convertible preferred stock (the "Series A Preferred Stock") in connection with the Exchange Offer, as defined below, and shares of Common Stock issuable upon the conversion of the Series A Preferred Stock (the "Proposal").

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Special
Meeting: (i) matters which ABFS has not received notice a reasonable time prior to the Special Meeting, (ii) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the prior meeting of stockholders; (iii) any proposal omitted from this proxy statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iv) matters incident to the conduct of the Special Meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

         ABFS is not currently aware of any matters that will be brought before the Special Meeting (other than procedural matters) and that are not referred to in the enclosed notice of the Special Meeting.

         ABFS had 3,146,892 shares of Common Stock outstanding at the close of business on May 5, 2004 (the "Record Date"). In addition, on the Record Date, the Company had 61,807,088 shares of the Series A Preferred Stock outstanding.

         On May 13, 2004, our board of directors declared a 10% common stock dividend payable to common stockholders of record as of May 25, 2004. This dividend is payable on June 8, 2004. Stock price and related information contained in this document have not been adjusted to reflect this stock dividend as such dividend was declared subsequent to the Record Date for this Special Meeting.

         In order for a quorum to be present at the Special Meeting, a majority of the outstanding shares of Common Stock at the close of business on the Record Date must be present in person or represented by proxy at the Special Meeting. All shares that are present in person or represented by proxy at the Special Meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes. A broker non-vote occurs when shares held by a broker are not voted with respect to the proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

         Each share of Common Stock outstanding is entitled to one vote on each matter which may be brought before the Special Meeting. Shares of the Series A Preferred Stock are not entitled to vote at the Special Meeting. The approval by a majority of the total votes cast at the Special Meeting, in person or by proxy, is required for the approval of the Proposal. The affirmative vote of a majority of the shares present or represented by proxy at the Special Meeting is required to approve any other business matters properly brought before the Special Meeting. Under the Delaware General Corporation Law, an abstention from voting on any proposal will have the same legal effect as an "against" vote. Broker non-votes will not count as votes against any proposal or matter at the Special Meeting. In addition, under the Delaware law, stockholders will not have any dissenters' or appraisal rights in connection with the Proposal.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of the Record Date, the beneficial ownership of ABFS' Common Stock and the Series A Preferred Stock: (i) by each person known by the Company to be the beneficial owner of five percent or more of ABFS' outstanding Common Stock, (ii) by each director of ABFS, (iii) by each executive officer whose compensation exceeded $100,000 during fiscal 2003 and
(iv) by the directors and executive officers of ABFS as a group. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares. The business address of the executive officers and directors of ABFS is that of ABFS.

                                                                                         Amount and
                                                                                          Nature of
        Name, Position and Address                                                        Beneficial        Percent
          of Beneficial Owner                           Title of Class                   Ownership(1)       of Class
        --------------------------                      --------------                   ------------       --------
Dimensional Fund Advisors Inc.                          Common Stock                       156,901(2)         5.0%
1299 Ocean Avenue - 11th Floor
Santa Monica, CA  90401

Anthony J. Santilli, Chairman, President,               Common Stock                     1,194,142(3) (4)    37.0%
Chief Executive Officer, Chief Operating
Officer and Director, and
Beverly Santilli, President of American                 Series A Preferred
Business Credit, Inc. and First Executive               Stock                                9,382(15)          *
Vice President of the Company

Michael R. DeLuca, Director                             Common Stock                       218,935(5)         6.9%

Harold E. Sussman, Director                             Common Stock                       151,322(6)         4.7%

Leonard Becker, Director                                Common Stock                       155,291(7)         4.9%

Jerome H. Miller, Director                              Common Stock                        31,169(8)         1.0%

                                                        Series A Preferred
                                                        Stock                               30,164(15)          *

Warren E. Palitz, Director                              Common Stock                        12,500(9)           *


Joseph Pignotti, Director                               Common Stock                             0              0


Jeffrey M. Ruben                                        Common Stock                        72,241(10)        2.3%
Executive Vice President

                                                                                         Amount and
                                                                                          Nature of
        Name, Position and Address                                                        Beneficial        Percent
          of Beneficial Owner                           Title of Class                   Ownership(1)       of Class
        --------------------------                      --------------                   ------------       --------

Albert W. Mandia                                        Common Stock                        56,725(11)        1.8%
Executive Vice President and Chief Financial
Officer

Milton Riseman                                          Common Stock                         3,608(12)          *
Chairman of Consumer Mortgage Group

Barry Epstein                                           Common Stock                       200,000(13)         6.4%
Managing Director of the National Wholesale
Residential Mortgage Division

Stephen M. Giroux                                       Common Stock                         5,983(14)          *
Executive Vice President, General Counsel and
Secretary

All executive officers and directors as a group         Common Stock                     2,101,916(16)       60.9%
(13 persons)
                                                        Series A Preferred
                                                        Stock                               39,546(15)          *

------------------------------
* Less than 1%.

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, they may include securities owned by or for, among others, the wife and/or minor children or the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities. The share numbers in the table above may, as indicated in the appropriate footnotes, include shares held in the Company's 401(k) Plan. The number of shares held in the Company's 401(k) Plan is based on the value of the units held as of the last 401(k) Plan statement dated March 31, 2004 divided by the closing price of the Company's Common Stock as reported on the NASDAQ National Market System for March 31, 2004.

(2) In an Amendment to Schedule 13G filed on February 6, 2004, Dimensional Fund Advisors Inc., as investment advisor to four investment companies and as investment manager to other commingled group trusts and separate accounts, reported sole voting and dispositive power over 156,901 shares of Common Stock. In this Amendment to Schedule 13G, Dimensional Fund Advisors Inc. disclaimed beneficial ownership with respect to these shares of Common Stock.

(3) Includes 1,092,956 shares of Common Stock held directly by Mr. and Mrs. Santilli as joint tenants with right of survivorship, 3,234 shares of Common Stock held through the Company's 401(k) Plan and 16,945 shares held in trust by Mr. Santilli, Mrs. Santilli and Raymond Bucceroni for the benefit of Luc Armon Santilli, Mr. and Mrs. Santilli's child.

(4) Includes options to purchase 47,037 shares of Common Stock awarded to Mr. Santilli pursuant to the Company's stock option plans, all of which are exercisable within 60 days of the Record Date. Includes options to purchase 33,970 shares of Common Stock awarded to Mrs. Santilli pursuant to the Company's stock option plans, which are exercisable within 60 days of the Record Date. Excludes options to purchase 4,840 shares of Common Stock which are not exercisable within 60 days of the Record Date.

(5) Includes 171,898 shares of Common Stock held by the DeLuca Family Partnership, L.P. over which Mr. DeLuca holds voting and/or dispositive power and options to purchase 47,037 shares of Common Stock awarded pursuant to the Company's stock option plans, which are exercisable within 60 days of the Record Date. Excludes 40,572 shares of Common Stock held by the Michael R. DeLuca Investment Trust over which Mr. DeLuca has no voting or dispositive power. Mr. DeLuca disclaims beneficial ownership of the shares held by the Michael R. DeLuca Investment Trust.

(6) Includes 104,285 shares of Common Stock held directly and options to purchase 47,037 shares of Common Stock awarded pursuant to the Company's stock option plans, which are exercisable within 60 days of the Record Date.

(7) Includes 136,839 shares of Common Stock held directly and options to purchase 18,452 shares of Common Stock awarded pursuant to the Company's stock option plans, which are exercisable within 60 days of the Record Date.

(8) Includes 20,169 shares of Common Stock held directly. Includes options to purchase 11,000 shares of Common Stock awarded pursuant to the Company's stock option plans, which are exercisable within 60 days of the Record Date.

(9) All shares held directly.

(10) Includes 13,566 shares of Common Stock held directly, 10,185 shares of Common Stock held through the Company's 401(k) Plan, and options to purchase 48,490 shares of Common Stock awarded to Mr. Ruben pursuant to the Company's stock option plans, which are exercisable within 60 days of the Record Date. Excludes options to purchase 14,520 shares of Common Stock which are not exercisable within 60 days of the Record Date.

(11) Includes 9,076 shares of Common Stock held directly, 1,889 shares of Common Stock held through the Company's 401(k) Plan, and options to purchase 45,760 shares of the Company's Common Stock awarded to Mr. Mandia pursuant to the Company's stock option plans which are exercisable within 60 days of the Record Date. Excludes options to purchase 14,520 shares of the Company's Common Stock which are not exercisable within 60 days of the Record Date.

(12) Includes 3,608 shares of Common Stock held directly. Excludes options to purchase 50,000 shares of Common Stock which are not exercisable within 60 days of the Record Date.

(13) Represents restricted shares of Common Stock awarded to Mr. Epstein as an inducement to his employment with the Company.

(14) Includes 1,217 shares of Common Stock held directly, 1,246 shares of Common Stock held through the Company's 401(k) Plan, and options to purchase 3,520 shares of Common Stock awarded to Mr. Giroux pursuant to the Company's stock option plans which are exercisable within 60 days of the Record Date. Excludes options to purchase 2,255 shares of Common Stock which are not exercisable within 60 days of the Record Date.

(15) Excludes Common Stock issuable upon the conversion of the Series A Preferred Stock because the Series A Preferred Stock is not convertible within 60 days of the Record Date.

(16) Includes options to purchase 302,303 shares of Common Stock awarded to the Company's directors and executive officers pursuant to the Company's stock option plans which are exercisable within 60 days of the Record Date. Excludes options to purchase 86,135 shares of Common Stock awarded to the Company's directors and executive officers pursuant to the Company's stock option plans which are not exercisable within 60 days of the Record Date.

           THE PROPOSAL - APPROVAL OF THE PROPOSAL TO ISSUE SHARES OF
          THE SERIES A PREFERRED STOCK IN CONNECTION WITH THE EXCHANGE
        OFFER AND SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF
                          THE SERIES A PREFERRED STOCK

         General. Subject to the approval of stockholders at the Special Meeting, the Company's Board of Directors has approved the issuance of shares of the Series A Preferred Stock in connection with the Exchange Offer, as defined below, and shares of Common Stock issuable upon the conversion of the Series A Preferred Stock. See "-The Exchange Offer" for a description of the terms of the Exchange Offer and the Series A Preferred Stock.

         Required Vote. The approval by a majority of the total votes cast on the Proposal at the Special Meeting, in person or by proxy, is necessary for the approval of the Proposal.

         The First Exchange Offer. On December 1, 2003, the Company mailed the Offer to Exchange (the "First Exchange Offer") to holders of subordinated debentures issued prior to April 1, 2003. Pursuant to the terms of the First Exchange Offer, the Company exchanged $117.2 million of subordinated debentures for 61.8 million shares of Series A Preferred Stock and $55.4 million of senior collateralized subordinated notes.

         The Exchange Offer. On March 29, 2004, the Board of Directors approved an exchange offer (the "Exchange Offer") to be made to holders of the Company's unsecured investment notes issued prior to November 1, 2003 ("Investment Notes"), pursuant to which holders of Investment Notes will have an option of exchanging up to $120,000,000 in the aggregate principal amount of Investment Notes for up to $60,000,000 in the aggregate principal amount of senior collateralized subordinated notes (together with the senior collateralized notes issued in the First Exchange Offer, "Senior Collateralized Subordinated Notes") and/or up to 120,000,000 shares of the Series A Preferred Stock. Subject to stockholder approval, the Board of Directors has also approved the issuance of 120,000,000 shares of the Series A Preferred Stock in connection with the Exchange Offer and shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, as described herein. Although, pursuant to the Delaware law, the Exchange Offer does not have to be approved by the Company's stockholders, the consummation of the Exchange Offer is contingent on the stockholders' approval of the Proposal. The following table provides a summary of the material terms of the Exchange Offer, Senior Collateralized Subordinated Notes and the Series A Preferred Stock.

                   Summary of the Terms of the Exchange Offer
Purpose of the Exchange Offer............   The Company is making the Exchange Offer to increase its stockholders'
                                            equity and to reduce the amount of its outstanding debt.  An increase in the stockholders' equity and a reduction in the outstanding debt will assist the Company in:

                                                o   achieving compliance with the financial covenants contained in its credit facilities and certain of its servicing agreements;

                                                o   complying with the continued listing standards contained in the NASDAQ Marketplace Rules which include a requirement to maintain stockholders' equity of at least $10.0 million; and

                                                o   enhancing the Company's ability to implement its adjusted
                                                    business strategy and to obtain additional financing to fund its ongoing operations, including securitization
                                                    opportunities, to the extent they arise.

Securities for which the Exchange
Offer is made............................   Up to $120,000,000 in the aggregate principal amount of Investment
                                            Notes.

Securities offered under the
Exchange Offer...........................   Up to $60,000,000 in the aggregate principal amount of Senior
                                            Collateralized Subordinated Notes and up to 120,000,000 shares of the
                                            Series A Preferred Stock (if all Investment Notes are exchanged for the Series A Preferred Stock). Holders of Investment Notes may
                                            exchange each $1,000 of principal amount of the holder's Investment
                                            Note for: (i) equal amounts of Senior Collateralized Subordinated
                                            Notes and Series A Preferred Stock, or (ii) entirely for the shares of the Series A Preferred Stock. Additionally, holders of Investment
                                            Notes do not have to tender all of their Investment Notes to participate in the Exchange Offer.

No proration.............................   If holders of Investment Notes validly tender, in the aggregate, more than $120,000,000 in principal amount of Investment Notes for Senior
                                            Collateralized Subordinated Notes and/or Series A Preferred Stock, only the first $120,000,000 of Investment Notes tendered will be exchanged.
                                            Investment Notes tendered for Senior Collateralized Subordinated Notes and/or Series A Preferred Stock that are not accepted because the aggregate amount tendered exceeds $120,000,000 will be returned to the holder if in certificated form.  Holders of book-entry Investment Notes will be notified by mail if their tenders are not accepted.

Conditions to the Exchange Offer.........   The Exchange Offer is subject to the following conditions:

                                                o   consent of one of our lenders;

                                                o   approval by the Company's stockholders of the Proposal;

                                                o   compliance of the Exchange Offer with applicable laws and
                                                    interpretations of the staff of the SEC, including the Form
                                                    T-3 being declared effective by the SEC;

                                                o   compliance of the Exchange Offer with all applicable state securities or "blue sky" laws;

                                                o   no litigation shall have been instituted or threatened or law enacted that could prohibit the Exchange Offer, materially adversely affect the Company's business, or limit the tax
                                                    deductibility of interest on Senior Collateralized
                                                    Subordinated Notes to be issued in the Exchange Offer, or
                                                    materially impair the benefits of the Exchange Offer to the
                                                    Company;

                                                o   no event shall have occurred affecting the Company's business that would reasonably be expected to prohibit, prevent or
                                                    significantly delay the Exchange Offer or materially impair the benefits of the Exchange Offer; and

                                                o   after the date the offer to exchange is distributed in
                                                    connection with the Exchange Offer, no tender or exchange
                                                    offer for the Company's equity securities or any business
                                                    combination involving the Company shall have been proposed or announced or have occurred.

                                            Subject to the satisfaction or waiver (other than legal requirements which can not be waived by the Company) of the foregoing conditions, the Company will accept for exchange the first $120,000,000 in the aggregate principal amount of Investment Notes that are validly tendered and not withdrawn before 5:00 p.m., Philadelphia,
                                            Pennsylvania time, on, June 30, 2004, the expiration date of the
                                            Exchange Offer. However, the Company reserves the right to:

                                                o   delay the acceptance of Investment Notes for exchange;

                                                o   terminate the Exchange Offer and promptly return all
                                                    Investment Notes tendered to the Company;

Conditions to the Exchange Offer
(continued)..............................       o   extend the scheduled expiration date beyond June 30, 2004 and retain all Investment Notes that have been tendered, subject to the right of owners of Investment Notes to withdraw their tendered Investment Notes prior to the Company's acceptance of the tendered notes and a closing occurs;

                                                o   refuse to accept Investment Notes and promptly return all
                                                    Investment Notes that have been tendered to the Company;

                                                o   waive any condition or otherwise amend the terms of the
                                                    Exchange Offer in any respect; or

                                                o   extend the scheduled expiration date beyond June 30, 2004, accept tendered Investment Notes for exchange and consummate such exchanges on multiple closing dates commencing with an initial closing on June 30, 2004 and ending with a closing on the extended expiration date.

                                            The Company will not waive or amend any condition after the first closing conducted under the Exchange Offer.

Acceptance of Investment Notes...........   The consummation of the Exchange Offer is not contingent upon any minimum number of Investment Notes tendered.  The Company intends to conduct a closing under the Exchange Offer on June 30, 2004, regardless of the amount of Investment Notes tendered.  In the event the Company elects to extend the Exchange Offer, the Company reserves the right to effect multiple closings commencing after June 30, 2004.

Withdrawal rights........................   The tender of Investment Notes may be withdrawn by holders at any time prior to the Company's acceptance of the tendered Investment Notes for exchange and a closing occurs.  For example, any Investment Notes tendered prior to the June 30, 2004 closing may be withdrawn by the holders prior to 5:00 p.m. on June 30, 2004.  If a closing under the
                                            Exchange Offer occurs on June 30, 2004 and the Exchange Offer is extended beyond June 30, 2004, the holder may withdraw Investment Notes which were tendered subsequent to June 30, 2004 or change the holder's choice of new securities at any time before the expiration of the extended exchange offer.

Investment Notes not tendered or
accepted for exchange....................   If a holder does not tender the holder's Investment Notes in the
                                            Exchange Offer, or if the holder's Investment Notes are not accepted for exchange, the holder will continue to hold the holder's Investment Notes and will be entitled to all the rights and will be subject to all the limitations applicable to Investment Notes. Any Investment Notes not accepted for exchange for any reason will be returned without expense to the holder as promptly as practicable after the expiration or termination of the Exchange Offer if in certificated form.  Holders of book-entry Investment Notes will be notified by mail if their tenders are not accepted.

Use of proceeds..........................   The Company will not receive any cash proceeds from the Exchange Offer.

Appraisal rights.........................   Holders of Investment Notes will not have any dissenters' rights or appraisal rights in connection with the Exchange Offer.


                          Summary Description of Senior Collateralized Subordinated Notes

Senior Collateralized Subordinated
Notes offered............................   Up to $60,000,000 in the aggregate principal amount available in exchange for Investment Notes.

Maturity.................................   For Senior Collateralized Subordinated Notes issued in exchange for
                                            Investment Notes with maturities of 36 months or less, maturity dates will be the remaining term to maturity of Investment Notes tendered.
                                            With respect to Investment Notes tendered with remaining terms greater than 36 months, the holder has the option to receive Senior
                                            Collateralized Subordinated Notes with a term equivalent to the remaining term of Investment Notes tendered or a 36-month term. If the holder fails to select a maturity date, the maturity date will be the maturity date of Investment Notes tendered.

Security/Ranking.........................   Senior Collateralized Subordinated Notes to be issued in the Exchange
                                            Offer as well as Senior Collateralized Subordinated Notes issued in the First Exchange Offer, will be secured by a security interest in certain cash flows originating from the interest-only strips of certain of the Company's subsidiaries held by ABFS Warehouse Trust
                                            2003 - 1, a special purpose entity which holds the majority of, but not all of, the interest-only strips held directly or indirectly by the Company, with an aggregate value of at least an amount equal to
                                            150% of the outstanding principal balance of Senior Collateralized
                                            Subordinated Notes plus priority lien obligations secured by the interest-only strips and/or the cash flows from the interest-only strips; provided that, such collateral coverage may not fall below
                                            100% of the outstanding principal balance of Senior Collateralized
                                            Subordinated Notes outstanding and priority lien obligations secured by the collateral, as determined by the Company on any quarterly balance sheet date. In the event of liquidation or default on any senior indebtedness, to the extent the collateral securing Senior
                                            Collateralized Subordinated Notes is not sufficient to repay these securities, the deficiency portion of Senior Collateralized
                                            Subordinated Notes issued in the Exchange Offer will rank junior in right of payment behind the Company's senior indebtedness and all of its other existing and future senior debt and behind the existing and future debt of its subsidiaries, and equally in right of payment with the deficiency portion of Senior Collateralized Subordinated Notes issued in the First Exchange Offer, Investment Notes, any future subordinated debentures issued by the Company and other unsecured debt. Senior Collateralized Subordinated Notes senior to the Series A
                                            Preferred Stock.

                                            Senior Collateralized Subordinated Notes to be issued in the Exchange
                                            Offer will be secured by the same cash flows from the interest-only strips that secure Senior Collateralized Subordinated Notes issued in the First Exchange Offer. The Company is not adding any additional interest-only strips to the trust as a result of the issuance of additional Senior Collateralized Subordinated Notes in the Exchange
                                            Offer. The value of interest-only strips in the trust as determined by the Company as of March 31, 2004, the date of the Company's last valuation, exceeds the amount that would be required to fully collateralize at 150% Senior Collateralized Subordinated Notes that would be outstanding upon completion of the Exchange Offer. In the event of liquidation, Senior Collateralized Subordinated Notes issued in the Exchange Offer and Senior Collateralized Subordinated Notes
                                            issued in the First Exchange Offer would rank equally in right of payment to the extent of the Company's interest in the cash flows from the interest-only strips held in the trust.

Security/Ranking (continued).............   At March 31, 2004, the Company's interest in the cash flows from the interest-only strips held in the trust collateralizing Senior
                                            Collateralized Subordinated Notes totaled $438.5 million. Assuming the issuance of $60.0 million of Senior Collateralized Subordinated Notes in the Exchange Offer, there would be $115.4 million of Senior
                                            Collateralized Subordinated Notes outstanding upon the completion of the Exchange Offer.

Subordination of liens...................   The Company or its subsidiaries may, from time to time, grant other liens on the cash flows originating from interest-only strips in connection with other exchange offers or financings the Company may pursue, and such liens may be of equal or greater priority than the liens securing Senior Collateralized Subordinated Notes issued in the
                                            Exchange Offer if, and only if, after giving effect to any such additional indebtedness secured by the cash flow from the
                                            interest-only strips, the value of such cash flow is at least 150% of the total amount of debt secured on the date such liens are granted.

Interest payments........................   With respect to Investment Notes where the holders elected periodic interest payments (as opposed to payment of interest at maturity of the Investment Note), all periodic payments of interest on Investment
                                            Notes have been made when due since Investment Notes were issued. The last periodic payment of interest on such Investment Notes will be made on June 30, 2004 (or the subsequent closing date of the exchange of an Investment Note if such closing date occurs after June 30,
                                            2004). This payment will cover accrued interest, if any, at the stated
                                            interest rate due through June 30, 2004 or through such later closing date.

                                            From the date of issuance of Senior Collateralized Subordinated Notes through the maturity date of Senior Collateralized Subordinated Notes, the payment of interest on Senior Collateralized Subordinated Notes will be made at a rate equal to 10 basis points above the interest rate of Investment Notes exchanged.

                                            Interest payments on Senior Collateralized Subordinated Notes will be made pursuant to the same periodic payment terms as were in effect for
                                            Investment Notes exchanged.

                                            With respect to Investment Notes tendered with interest payable upon maturity, interest on Senior Collateralized Subordinated Notes issued in exchange for such securities will be payable upon maturity.

                                            With respect to remaining principal amounts of Investment Notes not tendered, interest will continue to accrue and be payable pursuant to the terms of Investment Notes.

Optional redemption......................   The Company may redeem Senior Collateralized Subordinated Notes issued in the Exchange Offer at any time after the first anniversary of the issuance of the notes in whole or in part, for 100% of their principal amount plus accrued and unpaid interest, if any, up to the date of redemption, on at least 90 days' prior written notice by mail.

Events of default........................   The events of default under the indenture governing Senior
                                            Collateralized Subordinated Notes issued in the Exchange Offer shall be the same as those applicable to Investment Notes, with the exception of the following additional event of default: the ratio of
                                            (i) the value of the collateral securing Senior Collateralized
                                            Subordinated Notes to (ii) the aggregate principal balance owing on
                                            Senior Collateralized Subordinated Notes outstanding and any priority lien obligations secured by the collateral falls below 1.0 to 1.0, as determined by the Company.

                                Summary Description of the Series A Preferred Stock

Series A Preferred Stock offered.........   Up to 120,000,000 shares of the Series A Preferred Stock, par value
                                            $0.001 per share.  The Certificate of Designation of the Series A
                                            Preferred Stock is attached hereto as Appendix A.

Ranking..................................   The Series A Preferred Stock with respect to dividend rights and rights upon liquidation, will rank senior to Common Stock and junior to Senior
                                            Collateralized Subordinated Notes outstanding, including notes issued in the Exchange Offer, all outstanding subordinated debentures, including
                                            Investment Notes, any other indebtedness or liabilities of the Company or its subsidiaries and any other shares of its stock that may be issued in the future ranking senior to the Series A Preferred Stock.

                                            In addition to the shares of the Series A Preferred Stock issued in the Exchange Offer, the Company may issue shares of the Series A
                                            Preferred Stock for any corporate purpose from time to time in the future. The additional shares may be sold for cash or exchanged for the Company's outstanding securities or other assets that the Company desires to acquire. All such additional shares of the Series A
                                            Preferred Stock, if any, will rank equally with all other shares of the Series A Preferred Stock outstanding.

Liquidation preference...................   Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any payment to the holders of Common Stock, holders of the Series A Preferred Stock will be entitled to receive a liquidation preference of $1.00 per share, referred to as the original liquidation value in this document, plus accrued and unpaid dividends, if any, to the date of final distribution to such holders.

Dividend payments........................   Monthly dividend payments will be $0.008334 per share (equivalent to
                                            $0.10 per share annually or 10.0% of the original liquidation value)
                                            of the Series A Preferred Stock, subject to compliance with applicable
                                            Delaware law. Dividend payments on the Series A Preferred Stock will be payable on the payment date to stockholders of record as of the end of each calendar month commencing after the initial closing with the first dividend payment to be declared for the month of July 2004 for shares issued on June 30, 2004, subject to compliance with applicable
                                            Delaware law. The payment date for dividends on Series A Preferred
                                            Stock will be two weeks following the relevant record date, but may be extended by the Company to a date not later than 90 days after the end of each calendar month. The cumulative amount of any unpaid dividends will be paid upon liquidation of the Series A Preferred Stock, or the appropriate adjustment, which takes into account unpaid dividends, will be made upon the redemption or conversion of the Series A
                                            Preferred Stock. As long as shares of the Series A Preferred Stock are outstanding, no dividends will be declared or paid on Common Stock unless all monthly dividends accrued and unpaid on outstanding shares of the Series A Preferred Stock have been paid in full. All monthly dividends on the Series A Preferred Stock outstanding as of April 30,
                                            2004 have been paid in full. Based upon losses anticipated for the quarter ended June 30, 2004, if the Company is unsuccessful in converting a portion of its subordinated debentures to equity in the form of Series A Preferred Stock in the Exchange Offer by June 30,
                                            2004, the Company may be unable to continue to pay dividends on the
                                            Series A Preferred Stock outstanding.

Optional redemption......................   The Company may redeem the shares of the Series A Preferred Stock at a price equal to the original liquidation value plus any accrued and unpaid dividends, at any time following the second anniversary of the issuance date upon 30 days' notice.

Voting rights............................   Except as otherwise required by law or the Company's Amended and
                                            Restated Certificate of Incorporation, holders of the Series A
                                            Preferred Stock are not entitled to vote on any matters submitted to a vote of the stockholders of the Company.

Mandatory conversion.....................   None.

Conversion...............................   On or after the second anniversary of the issuance date (or on or after the one year anniversary of the issuance date if no dividends are paid on the Series A Preferred Stock outstanding on such date), each share of the Series A Preferred Stock is convertible at the option of the holder into a number of shares of Common Stock determined by dividing: (A)
                                            $1.00 plus an amount equal to accrued but unpaid dividends (if the conversion date is prior to the second anniversary of the issuance date because the Series A Preferred Stock has become convertible due to failure to pay dividends), $1.20 plus an amount equal to accrued but unpaid dividends (if the conversion date is prior to the third anniversary of the issuance date but on or after the second anniversary of the issuance date) or $1.30 plus an amount equal to accrued but unpaid dividends (if the conversion date is on or after the third anniversary of the issuance date) by (B) the market price of a share of
                                            Common Stock (which figure shall not be less than $5.00 per share regardless of the actual market price, such $5.00 minimum figure to be subject to adjustments for stock splits, including reverse stock splits)
                                            on the conversion date.


                     Financial Impact of the Exchange Offer

         The effects of every $1,000,000 of existing Investment Notes exchanged by holders and the effects of the issuance of the Series A Preferred Stock are presented below. The effects on the Company's consolidated balance sheet at March 31, 2004, assume that the Exchange Offer had occurred on March 31, 2004. The effects on the Company's consolidated income statements for the nine months ended March 31, 2004, and the year ended June 30, 2003, assume that the Exchange Offer had occurred on July 1, 2002. Interest expense has been reduced at an average interest rate of 8.73% on the amount of existing subordinated debentures retired in the Exchange Offer and has been increased at an average interest rate of 8.83% on the amount of Senior Collateralized Subordinated Notes issued in the Exchange Offer.

         The effect on the Company's consolidated balance sheet at March 31, 2004, and the consolidated income statements for the nine months ended March 31, 2004, and the year ended June 30, 2003 for every $1,000,000 of Investment Notes that are exchanged for $500,000 of Senior Collateralized Subordinated Notes and 500,000 shares of the Series A Preferred Stock would have been as follows (in thousands):

Consolidated Balance Sheet
--------------------------
Subordinated debentures............................................ $    (1,000)
Senior Collateralized Subordinated Notes...........................         500
Total liabilities..................................................        (500)
Series A Preferred Stock...........................................           1
Capital surplus....................................................         499
Total stockholders' equity.........................................         500

                                               Nine Months Ended       For the Year Ended
Consolidated Statements of Income                March 31, 2004           June 30, 2003
---------------------------------              -----------------       ------------------
Decrease in interest expense.............          $    (32)              $     (43)
Decrease in net loss.....................                20                      27
Increase in preferred stock dividends...                 38                      50
Increase in net loss attributable to
     common stockholders.................               (17)                    (23)

         The effect on the Company's consolidated balance sheet at March 31, 2004 and the consolidated income statements for the nine months ended March 31, 2004 and the year ended June 30, 2003 for every $1,000,000 of Investment Notes that are exchanged for 1,000,000 additional shares of the Series A Preferred Stock would have been (in thousands):


Consolidated Balance Sheet
--------------------------
Subordinated debentures............................................  $   (1,000)
Total liabilities..................................................      (1,000)
Series A Preferred Stock...........................................           1
Capital surplus....................................................         999
Total Stockholders' Equity.........................................       1,000

                                               Nine Months Ended       For the Year Ended
Consolidated Statements of Income                March 31, 2004           June 30, 2003
---------------------------------              -----------------       ------------------
Decrease in interest expense.............          $    (65)              $     (87)
Decrease in net loss.....................                41                      54
Increase in preferred stock dividends....                75                     100
Increase in net loss attributable to
     common stockholders.................               (34)                    (46)

         Approval of the Proposal Could Result in a Change in Control of the Company. On the Record Date, the Company had 3,146,892 shares of Common Stock outstanding and 61,807,088 shares of the Series A Preferred Stock outstanding. Subject to stockholder approval of the Proposal and the consummation of the Exchange Offer, the Company may issue up to 120,000,000 shares of the Series A Preferred Stock in the Exchange Offer without any further approval of stockholders. Currently, the Company is unable to determine the exact number of shares of the Series A Preferred Stock to be issued in the Exchange Offer. The conversion of at least 12,150,000 shares of the Series A Preferred Stock (assuming a conversion price of $1.30 per share, a market price of Common Stock of $5.00 per share and the payment of all dividends on the shares of the Series A Preferred Stock) into approximately 3,159,000 shares of Common Stock would likely result in a change in control of the Company. See "-- Dilutive Effect of the Issuance of Additional Shares of Common Stock" and "-- Conversion of the Series A Preferred Stock" for examples of the possible impact of the conversion of the Series A Preferred Stock on holders of the Company's Common Stock.

         Dilutive Effect of the Issuance of Additional Shares of Common Stock. If all 120,000,000 shares of the Series A Preferred Stock are issued in the Exchange Offer, these shares could be converted into up to 31,200,000 shares of Common Stock based upon a conversion price of $1.30 per share, a market price of $5.00 per share and assuming the payment of all dividends on the shares of the Series A Preferred Stock. The issuance of these additional shares of Common Stock upon the conversion of the Series A Preferred Stock will result in the significant dilution of the equity interests of existing holders of Common Stock, reduce the proportionate voting power of existing holders of Common Stock and may decrease the market value per share of Common Stock. The issuance of additional 31,200,000 shares of Common Stock would result in existing holders of Common Stock owning only 9.2% of the Company based upon the 3,146,892 shares outstanding on the Record Date. The conversion of 120,000,000 shares of the Series A Preferred Stock that may be issued in the Exchange Offer and 61,807,088 shares of Series A Preferred Stock outstanding on the Record Date into 47,269,843 shares of Common Stock based upon a conversion price of $1.30 per share, a market price of $5.00 per share and assuming the payment of all dividends on the shares of the Series A Preferred Stock would result in existing holders of Common Stock owning only 6.2% of the Company based upon the 3,146,892 shares outstanding on the Record Date.

         Dilutive Effect of the Issuance of Additional Shares of the Series A Preferred Stock. If all 120,000,000 shares of the Series A Preferred Stock are issued in the Exchange Offer, the issuance of such shares will result in the significant dilution of the interests of existing holders of the Series A Preferred Stock. The issuance of additional 120,000,000 shares of the Series A Preferred Stock would result in existing holders of the Series A Preferred Stock owning only 34.0% of the Series A Preferred Stock outstanding.

         Stockholder Approval Requirements. The Company's Common Stock is listed on the NASDAQ National Market System. NASDAQ Rule 4350(i)(1)(B) requires that issuers obtain stockholder approval of any issuance or potential issuance of securities that will result in the change of control of the issuer. In addition, NASDAQ Rule 4350(i)(1)(D) requires that the issuers of stock in a nonpublic offering obtain stockholder approval prior to an issuance or potential issuance where (i) the securities issued are common stock or securities convertible into common stock, (ii) the price per share of the securities in the offering is less than the greater of book value or market value of the issuer's common stock, and
(iii) the proposed issuance would result in the issuance of 20% or more of the common stock or voting power of the issuer before the issuance.

         Conversion of the Series A Preferred Stock. Each share of the Series A Preferred Stock is convertible into shares of Common Stock pursuant to the formula set forth in the Certificate of Designation and described below. On or after the second anniversary of the issuance date (or on or after the one year anniversary of the issuance date if no dividends are paid on the Series A Preferred Stock), each share of the Series A Preferred Stock is convertible at the option of the holder into a number of shares of Common Stock determined by dividing: (A) $1.00 plus accrued but unpaid dividends (if the conversion date is prior to the second anniversary of the issuance date because the Series A Preferred Stock has become convertible due to a failure to pay dividends), $1.20 plus accrued but unpaid dividends (if the conversion date is prior to the third anniversary of the issuance date, but on or after the second anniversary of the issuance date) or $1.30 plus accrued and unpaid dividends (if the conversion date is on or after the third anniversary of the issuance date) by (B) the market price of a share of Common Stock (which figure shall not be less than $5.00 per share regardless of the actual market price, such $5.00 minimum figure to be subject to adjustment for stock splits, including reverse stock splits) on the conversion date.

         On the Record Date, 3,146,892 shares of Common Stock were issued and outstanding. On the Record Date, 2,101,916 shares (including options to purchase 302,303 shares of Common Stock exercisable within 60 days of the Record Date), or 60.9% of the Company's outstanding shares, were beneficially owned by directors and executive officers of the Company. In addition, up to 16,069,843 additional shares of Common Stock may be issued upon the conversion of 61,807,088 shares of the Series A Preferred Stock outstanding based upon a conversion price of $1.30 per share, a market price of $5.00 per share and assuming the payment of all dividends on the shares of the Series A Preferred Stock.

         Subject to stockholder approval of the Proposal, the Company may issue up to 120,000,000 shares of the Series A Preferred Stock in connection with the Exchange Offer. Currently, the Company is unable to determine the exact number of shares of the Series A Preferred Stock to be issued in the Exchange Offer. The issuance of shares of Common Stock upon the conversion of at least 11,500,000 shares of the Series A Preferred Stock (assuming a conversion price of $1.30 per share, a market price of Common Stock of $5.00 per share and the payment of all dividends on the shares of the Series A Preferred Stock) would likely result in the change of control of the Company. Under NASDAQ Rule 4350(i)(1)(B) described above, in order to comply with the maintenance requirements of the NASDAQ Stock Market upon the conversion of the Series A Preferred Stock into shares of Common Stock, the Company is required to obtain stockholder approval prior to the issuance of such shares.

         The maximum number of shares of Common Stock into which the 120,000,000 shares of the Series A Preferred Stock can be potentially converted is 31,200,000 shares of Common Stock, provided that (i) all dividends on the Series A Preferred Stock will have been paid by the conversion date; (ii) all 120,000,000 shares of the Series A Preferred Stock were issued in connection with the Exchange Offer; (iii) the conversion date of the Series A Preferred Stock is on or after the third anniversary of the issuance date at a conversion price of $1.30; and (iv) the market price of a share of Common Stock is $5.00.

         The minimum number of shares of Common Stock into which the 120,000,000 shares of the Series A Preferred Stock can be potentially converted is 24,000,000 shares of Common Stock, provided that (i) all dividends on the Series A Preferred Stock will have been paid by the conversion date; (ii) all 120,000,000 shares of the Series A Preferred Stock were issued in connection with the Exchange Offer; (iii) the conversion date of the Series A Preferred Stock is prior to the second anniversary of the issuance date at a conversion price of $1.00; and (iv) the market price of a share of Common Stock is $5.00.

         The issuance of either 31,200,000 or 24,000,000 shares of Common Stock upon the conversion of the Series A Preferred Stock under the foregoing assumptions would constitute more than 20% of the Company's issued and outstanding Common Stock on the Record Date and would likely result in a change in control of the Company.

         Moreover, since the original liquidation value of a share of the Series A Preferred Stock is $1.00, then holders of 120,000,000 shares of the Series A Preferred Stock would be deemed to pay $3.85 for a share of Common Stock based upon the conversion of 120,000,000 shares of the Series A Preferred Stock into 31,200,000 shares of Common Stock. Therefore, if the market price of a share of Common Stock rises above $3.85 per share on the date of issuance of the shares of the Series A Preferred Stock, then holders of the Series A Preferred Stock would be deemed to have acquired shares of Common Stock at a price that is lower than the market price of a share of Common Stock. As a result, pursuant to NASDAQ Rule 4350(i)(1)(D) described above, stockholder approval would be required prior to the issuance of the shares of the Series A Preferred Stock. On the Record Date, the closing price of a share of Common Stock on the NASDAQ National Market System was $3.76. At March 31, 2004, the book value per common share was $3.23.

         There can be no assurance that all 120,000,000 shares of Series A Preferred Stock will be issued in the Exchange Offer. If all debt holders tendering in the Exchange Offer elect to tender $120,000,000 in the aggregate principal amount of Investment Notes for a combination of Senior Collateralized Subordinated Notes and shares of the Series A Preferred Stock, 60,000,000 shares of the Series A Preferred Stock would be issued in the Exchange Offer. See "-The Exchange Offer."

         The maximum number of shares of Common Stock into which 60,000,000 shares of the Series A Preferred Stock can be potentially converted is 15,600,000 shares of Common Stock, provided that (i) all dividends on the Series A Preferred Stock will have been paid by the conversion date; (ii) 60,000,000 shares of the Series A Preferred Stock were issued in connection with the Exchange Offer; (iii) the conversion date of the Series A Preferred Stock is on or after the third anniversary of the issuance date at a conversion price of $1.30; and (iv) the market price of a share of Common Stock is $5.00.

         The minimum number of shares of Common Stock into which 60,000,000 shares of the Series A Preferred Stock can be potentially converted is 12,000,000 shares of Common Stock, provided that (i) all dividends on the Series A Preferred Stock will have been paid by the conversion date; (ii) 60,000,000 shares of the Series A Preferred Stock were issued in connection with the Exchange Offer; (iii) the conversion date of the Series A Preferred Stock is prior to the second anniversary of the issuance date at a conversion price of $1.00; and (iv) the market price of a share of Common Stock is $5.00.

         The issuance of either 15,600,000 or 12,000,000 shares of Common Stock upon the conversion of the Series A Preferred Stock under the foregoing assumptions would constitute more than 20% of the Company's issued and outstanding Common Stock on the Record Date and the issuance of 15,600,000 would likely result in a change in control of the Company.

         Principal Effect of Non-Approval of the Proposal. To the extent stockholders do not approve the Proposal, the Company will be unable to complete the Exchange Offer as currently structured. The non-approval of the Proposal will hinder the Company's ability to reduce the amount of its outstanding debt and increase its stockholders' equity. Further, to the extent the Company continues to experience losses, the failure to complete the Exchange Offer could result in a decrease in stockholders' equity and a reduction in the Company's stock price which could result in the Company's inability to comply with the requirements for continued listing of its Common Stock on the NASDAQ Stock Market.

         Interests of Certain Persons in the Proposal. None of the Company's directors or executive officers beneficially own Investment Notes eligible to participate in the Exchange Offer.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL.

                     LISTING ON THE AMERICAN STOCK EXCHANGE

         The Company has applied to list its Common Stock on the American Stock Exchange ("AMEX") and the Company's application is under review by the AMEX staff. The Company believes that it meets all of the requirements for listing on AMEX. However, the Company cannot assure you that it will be able to list Common Stock for trading on AMEX. If the Company's application is approved by AMEX and Common Stock starts trading on AMEX after the mailing date of this proxy statement, the submission of the Proposal for the stockholders' approval under the NASDAQ Corporate Governance Rules will also be deemed to be a submission of such proposal in compliance with similar requirements which would be applicable to the Company pursuant to the AMEX Company Guide described below.

         In addition to the approval requirements under the NASDAQ Corporate Governance Rules, the Proposal will be deemed to be submitted for the stockholder approval under Section 713 of the AMEX Company Guide, which provides that a stockholder approval is necessary in the event of an issuance, or potential issuance, by the company listed on AMEX of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

                              STOCKHOLDER PROPOSALS

         The deadline for providing the Company timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2004 Annual Meeting of Stockholders (the "2004 Meeting") will be October 27, 2004. As to all such matters which the Company does not have notice on or prior to October 27, 2004, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2004 Meeting to vote on such proposal. In addition, the Rule 14a-8 requirements applicable to inclusion of stockholder proposals in the Company's proxy materials related to the 2004 Meeting require that a stockholder proposal regarding the 2004 Meeting must be submitted to the Company at its office located at The Wanamaker Building, 100 Penn Square East, Philadelphia, Pennsylvania, 19107, by August 13, 2004 to receive consideration for inclusion in the Company's proxy materials for the 2004 Meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows the Company to incorporate by reference information that the Company files with the SEC. The Company incorporates by reference the information contained in the Company's Annual Report to Stockholders ("Annual Report") included in the annual report on Form 10-K/A (Amendment No. 2) for the fiscal year ended June 30, 2003 filed with the SEC on December 11, 2003 and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004 ("Quarterly Report") filed with the SEC on May 14, 2004.

                          ANNUAL AND QUARTERLY REPORTS

         The Annual Report for the year ended June 30, 2003 and the Quarterly Report accompany this proxy statement. The Annual Report contains the Company's audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Quarterly Report contains the Company's unaudited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AND ALL AMENDMENTS THERETO, FOR THE FISCAL YEAR ENDED JUNE 30, 2003 AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2004 REQUIRED TO BE FILED WITH THE SEC WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO SUCH REPORTS, BY SENDING A WRITTEN REQUEST TO:

                          Stephen M. Giroux, Secretary
                          The Wanamaker Building
                          100 Penn Square East
                          Philadelphia, PA 19107

                                         By Order of the Board of Directors,


                                         Stephen M. Giroux, Secretary

                                   APPENDIX A

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                           CERTIFICATE OF DESIGNATION,
                            PREFERENCES AND RIGHTS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

                ------------------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                ------------------------------------------------

         American Business Financial Services, Inc. (the "Corporation"), certifies that pursuant to the authority contained in its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of the Preferred Stock, $0.001 par value, designated as Series A Convertible Preferred
Stock:

         RESOLVED, that a series of the class of Preferred Stock, $0.001 par value, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         1. Designation and Amount. The shares of such series shall be designated "Series A Convertible Preferred Stock" (herein referred to as "Series A Preferred Stock"), having a par value per share equal to $0.001, and the number of shares constituting such series shall be 200,000,000. The balance of the shares of Preferred Stock, if any, may be divided into such number of series as the Board of Directors may determine with such rights, preferences, privileges and restrictions as the Board of Directors may determine in connection therewith.

         2. Liquidation Rights.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment or setting apart for payment of any amount shall be made in respect of the Corporation's Common Stock and any other class of capital stock of the Corporation created after the Series A Preferred Stock ranking junior to the Series A Preferred Stock as to liquidation rights, in amount equal to $1.00 per share (the "Original Liquidation Value") (subject to adjustment upon the occurrence of a stock split, combination, reclassification or other similar event of the Series A Preferred Stock) plus an amount per share equal to accrued but unpaid dividends (the "Series A Preference Amount"). Holders of Series A Preferred Stock will be entitled to written notice of any event triggering the right to receive the Series A Preference Amount.

            (b) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount of the Series A Preference Amount, then such holders shall share ratably in any distribution of assets in proportion to the respective amounts which would be payable on the shares held by them if all amounts payable with respect to such shares were paid in full.

            (c) After payment of the full amount of the Series A Preference Amount, the holders of Series A Preferred Stock, will have no right or claim to any of the Corporation's remaining assets.

            (d) In the event the Corporation shall propose to take any action regarding the liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the value of the assets to be distributed to the holders of shares of the Series A Preferred Stock shall be determined by the consent or vote of the Board of Director in its sole discretion, and such determination shall be binding upon the holders of the Series A Preferred Stock.

         3. Dividends.

            (a) Dividends on outstanding shares of Series A Preferred Stock shall accrue at an annual rate equal to ten percent (10%) of the Original Liquidation Value. Such dividends shall be paid by the Corporation monthly two weeks following the end of each calendar month but may be extended by the Corporation to a date not later than 90 days after the end of each calendar month, out of any assets at the time legally available therefore, and shall be payable before any dividends are declared or paid on shares of Common Stock or any other class of capital stock of the Corporation created after the Series A Preferred Stock ranking junior to the Series A Preferred Stock in terms of rights to receive dividends. Accrued dividends shall be payable to holders of record as they appear in the Corporation's stock records at the close of business on the last day of each calendar month ( a "Record Date").

            (b) No dividends on shares of Series A Preferred Stock will be paid or set apart for payment by the Corporation so long as the terms and provisions of any agreement that the Corporation is party to, including any agreement relating to the Corporation's indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted by agreement or law, would be unlawful, or would cause the Corporation to become insolvent as contemplated by the Delaware corporate law.

                Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Dividends on the Series A preferred stock shall be payable only to the extent permitted by Delaware law. Accrued but unpaid dividends on the Series A Preferred Stock will not bear interest and holders of the shares of Series A Preferred Stock will not be entitled to any distributions in excess of full accrued distributions described above.

            (c) Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Corporation or any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock (other than a dividend in shares of the Corporation's common stock or in shares of any other class of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period unless all accrued dividends have been or contemporaneously are paid or a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends paid upon the Series A Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred Stock will be paid pro rata so that the amount of dividends paid per share of Series A Preferred Stock and such other series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of Preferred Stock (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other.

            (d) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are paid or a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) will be paid or set aside for payment nor will any other distribution made upon the common stock or any other capital stock of the Corporation, ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, nor will any shares of common stock, or any other shares of capital stock of the Corporation's ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation. Any dividend payment made on shares of the Series A Preferred Stock will first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

         4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (collectively, "Conversion Rights"):

            (a) Each share of Series A Preferred Stock shall be convertible, without payment of any additional consideration by the holder thereof and at the option of such holder, at any time on or after the two year anniversary of the date of issuance of such share (or on or after the one year anniversary of the date of issuance of such share if the dividends referred to in Section 3 hereof are not paid), at the office of the Corporation or any transfer agent for such share, into the number of fully paid and nonassessable shares of Common Stock as determined by dividing (A) (i) an amount equal to $1.00 per share plus accrued but unpaid dividends (if the conversion date is prior to the second anniversary of the issuance date because the Series A Preferred Stock has become convertible due to a failure to pay dividends), an amount equal to $1.20 per share plus accrued but unpaid dividends (if the conversion is prior to the third (3rd) anniversary of the issuance date, but on or after the second anniversary of the issuance date), or an amount equal to $1.30 per share plus accrued but unpaid dividends (if the conversion is the third (3rd) anniversary of the issuance date) by (B) the Market Price of a share of Common Stock on the Conversion Date, which figure shall in no event be less than $5.00 per share regardless of the actual market price, such $5.00 minimum figure to be subject to adjustment for stock splits, including reverse stock splits (the "Conversion Price") (such quotient, the "Conversion Rate"), determined as hereinafter provided. The Conversion Date shall be the date of receipt of notice by the Corporation or its transfer agent as described in subsection (c) hereof. Upon conversion, any accrued but unpaid dividends shall (unless paid in cash by the Corporation at the time of conversion) be converted into shares of Common Stock at the then applicable conversion ratio.

            (b) Market Price. The Market Price of a share of the Common Stock shall be determined as follows: (i) if the Common Stock is traded on a securities exchange or the over-the-counter market, the average closing price of the Common Stock for the ten (10) trading days prior to the Conversion Date; or
(ii) if the Common Stock is not traded on an exchange or the over-the-counter market, the fair market value of a share of Common Stock as determined by the consent or vote of the Board of Directors in its sole discretion, which determination shall be binding upon the holders of the Series A Preferred Stock.

            (c) Mechanics of Conversion. If a holder of shares of Series A Preferred Stock desires to exercise the optional conversion right pursuant to subsection 4(a) above, such holder shall give written notice to the Corporation of such holder's election to convert a stated number of shares of Series A Preferred Stock into shares of Common Stock, at the Conversion Rate then in effect, which notice shall be accompanied by the certificate or certificates representing such shares of Series A Preferred Stock which shall be converted into Common Stock. The notice shall also contain a statement of the name or names in which the certificate or certificates for Common Stock shall be issued. Promptly after receiving the aforesaid notice and certificate or certificates representing the Series A Preferred Stock surrendered for conversion, but in no event later than five (5) business days thereafter, the Corporation shall issue and deliver to such holder of Series A Preferred Stock or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon conversion of such Series A Preferred Stock, and the certificates representing shares of Series A Preferred Stock surrendered for conversion shall be canceled by the Corporation. If the number of shares represented by the certificate or certificates surrendered for conversion shall exceed the number of shares to be converted, the Corporation shall issue and deliver to the person entitled thereto a certificate representing the balance of any unconverted shares.

            (d) No Fractional Shares. Notwithstanding anything herein to the contrary, no fractional shares shall be issued to any holder of Series A Preferred Stock on conversion of such holder's Series A Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion after completion of the calculation of the aggregate number of shares of Common Stock to be issued to such holder, the Corporation shall pay to such holder an amount in cash equal to any fractional share to which such holder would be entitled, multiplied by the Market Price of a share of Common Stock pursuant to section 4(b) hereof.

            (e) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock (assuming any accrued and unpaid dividends are paid in cash). All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

            (f) No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

            (g) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

            (h) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         5. Redemption; Call.

            (a) At any time after the second anniversary of the date of issuance, subject to Section 5(b) below, upon the delivery of 30 days' prior written notice, the Corporation shall have the right to repurchase, out of any assets of the Corporation which are by law available therefor, all or a portion of the shares of Series A Preferred Stock then outstanding, by delivering a written notice to the holders of Series A Preferred Stock (the "Redemption Notice"). The purchase price for each share to be redeemed shall be equal to the Series A Preference Amount (the "Series A Redemption Price"). No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed;
(iv) the place or places where shares of the Series A Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the shares of Series A Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder will also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

            (b) Immediately prior to any redemption of shares of Series A Preferred Stock, the Corporation will pay, in cash, any accrued and unpaid dividends through the redemption date, unless a redemption date falls after a Record Date and prior to the corresponding payment date, in which case each holder of shares of Series A Preferred Stock at the close of business on such Record Date will be entitled to the dividend payable on such shares on the corresponding payment date notwithstanding the redemption of such shares before such payment date.

            (c) Within one hundred twenty (120) days after timely delivery of the Redemption Notice, the Corporation shall purchase, and the holders of the Series A Preferred Stock shall sell, all or a portion of the shares of Series A Preferred Stock. Such purchase of the shares of Series A Preferred Stock shall take place at times and places mutually agreeable to the Corporation and the holders of a majority of the shares of Series A Preferred Stock being redeemed (the "Redemption Closing").

            (d) At the Redemption Closing, the holders of Series A Preferred Stock shall deliver to the Corporation certificates representing the shares of Series A Preferred Stock to be sold to the Corporation; and the Corporation shall deliver to each such holder the Series A Redemption Price for each share of Series A Preferred Stock to be sold to the Corporation (by cashier's or certified check or by wire transfer of immediately available funds to an account designated by such holder) at the Redemption Closing, together with a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be redeemed at such Redemption Closing.

            (e) All notices and other communications provided for in Section 5 shall be dated and in writing and shall be deemed to have been duly given (i) on the date of delivery, if delivered personally, or by telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt, (ii) on the first business day following deposit with a recognized overnight courier service, or (iii) seven (7) days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed. If the notice is being delivered to a holder of Series A Preferred Stock, it shall be sent to the address or telecopier number for such holder as shown on the Corporation's books and records.

         6. Voting Rights. Except as otherwise required by law or the Amended and Restated Certificate of Incorporation, holders of Series A Preferred Stock shall not be entitled to vote on any matters submitted to a vote of the stockholders of the Corporation.

         7. Relative Rights. The shares of Series A Preferred Stock shall not have any powers, designations, preferences, or relative, participating, optional or other rights or qualifications, limitations or restrictions except as set forth herein.

         8. Notices. Except as expressly provided hereunder, all notices and other communications to be given or delivered by reason of the provisions of this Certificate of Designation shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, a transmittal via facsimile, an electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section 8 as promptly practicable thereafter). Such notices and other communications shall be addressed (1) in the case of a holder of the Series A Preferred Stock, to his or its address as is designated in writing from time to time by such holder, and (2) in the case of the Corporation, to its principal corporate or principal operating officer.

         IN WITNESS WHEREOF, the Corporation has caused the foregoing certificate to be signed on December 31, 2003.



                      AMERICAN BUSINESS FINANCIAL SERVICES, INC.


                      By:    /s/ Anthony J. Santilli
                             -----------------------------------------------
                      Name:  Anthony J. Santilli
                             -----------------------------------------------
                      Title: Chairman, Chief Executive Officer and President
                             -----------------------------------------------

REVOCABLE PROXY

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                 Special Meeting of Stockholders - June 29, 2004

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ABFS

         The undersigned hereby constitutes and appoints Anthony J. Santilli and Jeffrey M. Ruben and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Special Meeting of Stockholders (the "Special Meeting") of American Business Financial Services, Inc. ("ABFS" or the "Company"), to be held on June 29, 2004, and at any postponement or adjournment thereof, and to vote all of the shares of Common Stock of ABFS which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs this proxy to vote as indicated on the reverse side of this proxy card:

         THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR PROPOSAL I. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE ABFS PROXY STATEMENT.


                (Continued and to be signed on the reverse side)

         Please mark your votes as in this example. X
                                                   ---

         The Board of Directors recommends a VOTE "FOR" Proposal 1.

1. To approve a proposal to issue shares of 10.0% Series A convertible preferred stock in connection with the exchange offer and shares of Common Stock issuable upon the conversion of 10.0% Series A convertible preferred stock.

                 [ ]   FOR          [ ]        AGAINST           [ ]  ABSTAIN

2. In their discretion, the proxies are authorized to vote on any other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

         Should the undersigned be present and choose to vote at the Special Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of ABFS at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing a proxy bearing a later date.

         The undersigned hereby acknowledges receipt of the ABFS 2003 Annual Report to Stockholders and Form 10-Q for the quarter ended March 31, 2004, Notice of the ABFS Special Meeting and the Proxy Statement relating thereto.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

____________________   ________________   DATE:_________________________, 2004
 Signature(s)                                  (Please date this Proxy)

NOTE: Please sign exactly as your name appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                         Please date, sign and mail your
                           proxy card in the envelope
                          provided as soon as possible.

                         Special Meeting of Stockholders
                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                                  June 29, 2004